As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL HOLDING COMPANY

(Exact name of issuer as specified in charter)

Oregon	82-4710680
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

250 S.W. Taylor Street
Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

NORTHWEST NATURAL HOLDING COMPANY

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

SHAWN M. FILIPPI

Vice President, Corporate Secretary and Chief Compliance Officer

Northwest Natural Holding Company

250 S.W. Taylor Street

Portland, Oregon 97204

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 226-4211

Copy to:

STEVEN H. HULL

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

On November 6, 2019, Northwest Natural Holding Company (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8, File No. 333-234539 (the “Prior Registration Statement”), to register under the Securities Act of 1933 (the “Securities Act”) 200,000 shares of Common Stock issuable under the Northwest Natural Holding Company Employee Stock Purchase Plan (the “Plan”).

On May 23, 2022, the shareholders of the Company adopted and approved an amendment to the Plan which increased the number of shares of Common Stock issuable under the Plan by 200,000. The Company has filed this registration statement on Form S-8 (this “Registration Statement”) with the SEC to register these additional shares under the Act.

This Registration Statement relates to the same class of shares as those to which the Prior Registration Statement relates. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of Common Stock under the Plan and except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the SEC by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on February 25, 2022).

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 (filed on May  4, 2022) and June 30, 2022 (filed on August 4, 2022).

(c) The Company’s Current Reports on Form 8-K filed on April 1, 2022, May  26, 2022, June  1, 2022 and July 15, 2022.

(d) The description of the Common Stock of the Company contained in Exhibit 4j. to the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2020.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K dated October 1, 2018, File No. 001-38681).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2022, File No. 001-38681).

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on this 4th day of August, 2022.

NORTHWEST NATURAL HOLDING COMPANY

By	/s/ David H. Anderson
David H. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David H. Anderson, Frank H. Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff and Shawn M. Filippi and each of them severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 2022.

Signature	Title

/s/ David H. Anderson David H. Anderson	President and Chief Executive Officer and Director (Principal Executive Officer and Director)

/s/ Frank H. Burkhartsmeyer Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brody J. Wilson Brody J. Wilson	Vice President, Treasurer, Chief Accounting Officer, and Controller (Principal Accounting Officer)

/s/ Timothy P. Boyle Timothy P. Boyle	Director

/s/ Monica Enand Monica Enand	Director

/s/ Karen Lee Karen Lee	Director

/s/ Dave McCurdy Dave McCurdy	Director

/s/ Sandra McDonough Sandra McDonough	Director

/s/ Nathan I. Partain Nathan I. Partain	Director

/s/ Jane L. Peverett Jane L. Peverett	Director

/s/ Kenneth Thrasher Kenneth Thrasher	Director

/s/ Malia H. Wasson Malia H. Wasson	Director

/s/ Charles A. Wilhoite Charles A. Wilhoite	Director